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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 12, 2006
G&K Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, MN	55343

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (952) 912-5500
n/a

(Former Name or Former Address, if Changed Since Last Report)
        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) Effective July 12, 2006, Michael F. Woodard, G&K Services, Inc.’s former Vice President and Controller (principal accounting officer), was appointed to the position of the company’s Vice President — Labor Relations.
     (c) Effective July 12, 2006, G&K Services promoted Thomas J. Dietz, 42, to the position of the company’s Vice President and Controller (principal accounting officer). Mr. Dietz, who has been employed as the company’s Director of Financial Planning and Analysis since December 2004, has over 20 years of progressive financial reporting and related experience. Prior to joining G&K Services, between 1995 and 2004, Mr. Dietz was employed in various capacities with The St. Paul Companies (n/k/a The St. Paul Travelers Companies, Inc), including most recently as its Assistant Vice President of Financial Planning and Analysis. Mr. Dietz received his B.S. degree in Accounting from the University of Wisconsin — LaCrosse in 1986. There is currently no employment agreement between G&K Services and Mr. Dietz, there are no family relationships between Mr. Dietz and any executive officer or director of the company which would require disclosure under Item 401(d) of Regulation S-K and there are no transactions which would require disclosure under Item 404(a) of Regulation S-K.
     Mr. Dietz’s former responsibilities with G&K Services have been internally reassigned.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2006	By	/s/ David F. Fisher David F. Fisher
	Its	Vice President, General Counsel and
Corporate Secretary